Exhibit 99.1

CONTACT:

Stewart E. McClure, Jr.	Gerard Riker
President and Chief Executive Officer	EVP and Chief Financial Officer
(908) 630- 5000	(908) 630-5018

PRESS RELEASE FOR IMMEDIATE RELEASE

SOMERSET HILLS BANCORP REPORTS RECORD INCOME

PRE-TAX INCOME UP 35.0% FOR THE QUARTER AND 72.5% YEAR TO DATE

NET INCOME UP 40.6% FOR THE QUARTER AND 58.2% YEAR TO DATE

BERNARDSVILLE, NJ–July 25, 2006… Somerset Hills Bancorp (NASDAQ :  SOMH) reported record net income for the second quarter and year to date 2006.  For the quarter ended June 30, 2006, net income increased by $140,000 to $485,000, or $0.11 per diluted share, up 22.2 percent from net income of $0.09 per diluted share achieved during the second quarter of 2005.

The Company’s return on average equity was 7.21 percent and return on average assets was .79 percent for the second quarter of 2006.  The net interest margin was 4.32 percent for the second quarter of 2006.  For the second quarter of 2005, the Company’s return on average equity was 5.85 percent, return on average assets was .69 percent and net interest margin was 4.31 percent.

For the six months ended June 30, 2006, net income increased by $353,000 to $960,000, or $0.23 per diluted share, up 53.3 percent from net income of $0.15 per diluted share earned for the six months ended June 30, 2005.

The Company’s return on average equity was 7.32 percent, return on average assets was .80 percent and the net interest margin was 4.28 percent for the six months ended June 30, 2006.  For the six months ended June 30, 2005, the Company’s return on average equity was 5.18 percent, return on average assets was .63 percent and net interest margin was 4.26 percent.

Stewart E. McClure, Jr., President and Chief Executive Officer said, “We are especially pleased with our increase of 58.2 percent in net income over the previous six month period as well as our growth in loans of 27.1 percent and our growth in deposits of 21.8 percent. We are in an extremely competitive market and to achieve this kind of growth speaks well of our staff and our product offerings. We hope to continue our growth through the expansion of our branch network. We will open our Madison office in the third quarter of 2006. We anticipate that our Long Valley Branch will open in the first quarter of 2007 followed by our Stirling Office, which we hope to open in the third quarter of 2007. We are also particularly pleased with our growth in income given the continued weakness in our mortgage operations which is somewhat consistent with the mortgage industry as a whole”.

At June 30, 2006, loans increased $37.8 million, or 27.1 percent, to $177.4 million from $139.6 at June 30, 2005.  At June 30, 2006, deposits increased $39.2 million, or 21.8 percent, to $219.0 million from $179.8 million at June 30, 2005.

At June 30, 2006, total assets were $257.6 million, up from $207.4 million at June 30, 2005, a 24.2 percent increase.

Somerset Hills Bancorp is a bank holding company formed in January 2001 which owns all of the common stock of Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Mendham, Morristown, and Summit, New Jersey.  It has announced plans to open three additional offices in Madison, Stirling, and Long Valley.  Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers.  The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC, a wholly owned subsidiary licensed to provide financial services, including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts, and Somerset Hills Title Group, LLC, which, with its partner, Property title Group, provides title services in connection with the closing of real estate transactions.  The common stock of the Company is traded on NASDAQ under the symbol SOMH and the Company’s warrants are traded under the symbol SOMHW.  You can visit our website at www.somersethillsbank.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements are subject to known and unknown risk, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  We based the forward-looking statements on various factors and using numerous assumptions.  Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example, the success or failure of our efforts to implement our business strategy, the effect of changing economic conditions and, in particular, changes in interest rates, changes in government regulations, tax rates and similar matters, our ability to attract and retain quality employees, and other risks which may be described in our future filings with SEC.

SOMERSET HILLS BANCORP
Selected Consolidated Financial Data
(Unaudited)

($ in thousands except per share data)	Six Months Ended June 30
	2006	2005

Income Statement Data:

Interest income	$7,378	$5,025
Interest expense	2,614	1,282

Net interest income	4,764	3,743
Provision for loan losses	126	57

Net interest income after prov. for loan losses	4,638	3,686
Non-interest income	1,184	1,281
Non-interest expense	4,337	4,106

Income before income taxes	1,485	861
Income tax expense	525	254

Net income	$960	$607

Balance Sheet Data:

Total assets	$257,573	$207,428
Loans, net	177,441	139,611
Loans held for sale	15,507	13,535
Allowance for loan losses	2,095	1,691
Investment securities held to maturity	10,205	7,188
Investment securities held for sale	29,522	26,074
Deposits	218,957	179,788
Borrowings	10,500	3,000
Shareholders' equity	27,053	23,751

Performance Ratios:

Return on average assets	0.80%	0.63%
Return on average equity	7.32%	5.22%
Net interest margin	4.28%	4.26%
Efficiency ratio	72.9%	81.7%

Asset Quality:

Nonaccrual loans	0	48
OREO property	0	0
Net charge-offs (recoveries)	2	0
Allowance for loan losses to total loans	1.17%	1.20%
Nonperforming loans to total loans	0	0.03%

Per Share Data:

Earnings per share- Basic	$0.27	$0.18
Earnings per share- Diluted	$0.23	$0.15
Book value per share	$7.48	$7.38
Tangible book value	$7.15	$7.01

SOMERSET HILLS BANCORP
Statements of Operations
(in thousands, except for share data)

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income:

Loans, including fees	$3,349	$2,350	$6,422	$4,445
Investment securities	458	273	917	467
Federal funds sold	13	51	23	99
Interest bearing deposits with other banks	8	9	16	14

Total interest income	3,828	2,683	7,378	5,025

Interest Expense:

Deposits	1,344	685	2,473	1,250
Federal Home Loan Bank advances	44	20	140	32
Federal funds purchased	—	—	1	—

Total interest expense	1,388	705	2,614	1,282

Net Interest Income	2,440	1,978	4,764	3,743
Provision for loan losses	50	57	126	57

Net Interest Income After
Provision for
Loan Losses	2,390	1,921	4,638	3,686

Non-Interest Income:

Service fees on deposit accounts	75	67	150	136
Gains on sales of mortgage loans, net	354	524	819	944
Other Income	99	109	215	201

Total Non-Interest Income	528	700	1,184	1,281

Non-Interest Expenses:

Salaries and employee benefits	1,210	1,003	2,356	2,004
Occupancy expense	398	350	788	714
Advertising and business promotion	131	159	301	280
Stationery and supplies	45	71	104	128
Data processing	104	99	206	181
Other operating expense	290	391	582	799

Total Non-Interest Expense	2,178	2,073	4,337	4,106

Income before provision for income taxes	740	548	1,485	861

Provision for Income Taxes	255	203	525	254

Net Income	$485	$345	$960	$607

Per share data
Net Income -basic	$0.14	$0.10	$0.27	$0.18

Net Income -diluted	$0.11	$0.09	$0.23	$0.15

*Restated to reflect 5% stock dividends
in 2006 and 2005

SOMERSET HILLS BANCORP
Balance Sheets
(in thousands, except for share data)

	June 30, 2006	December 31, 2005

	(unaudited)
ASSETS

Cash and due from banks	$10,359	$10,321

Total cash and cash equivalents	10,359	10,321

Loans held for sale, net	15,507	15,380
Investment securities held to maturity (Approximate market value
of $10,058 in 2006 and $9,372 in 2005)	10,205	9,366
Investment securities available-for-sale	29,522	31,899

Loans receivable	179,679	167,301
Less: allowance for loan losses	(2,095)	(2,029)
Deferred fees	(143)	(154)

Net loans receivable	177,441	165,118

Premises and equipment, net	5,173	4,679
Goodwill, Net	1,191	1,191
Bank owned life insurance	5,628	5,533
Accrued interest receivable	1,206	1,135
Deferred tax asset	830	889
Other assets	511	415

TOTAL ASSETS	$257,573	$245,926

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Non-interest bearing deposits-demand	$43,972	$45,667
Interest bearing deposits
NOW, money market and savings	149,329	141,846
Certificates of deposit, under $100,000	14,789	14,034
Certificates of deposit, $100,000 and over	10,867	6,697

Total deposits	218,957	208,244

Federal Home Loan Bank advances	10,500	10,600
Accrued interest payable	471	252
Taxes payable	—	760
Other liabilities	592	765

Total liabilities	230,520	220,621

STOCKHOLDERS' EQUITY
Preferred stock-1,000,000 shares authorized: none issued	—	—
Common stock- authorized, 9,000,000 shares
of no par value; issued and outstanding,
3,621,922 in 2006 and 3,426,289 in 2005	25,908	24,389
Retained earnings	2,015	1,223
Accumulated other comprehensive loss	(870)	(307)

Total Stockholders` Equity	27,053	25,305

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$257,573	$245,926

*Restated to reflect 5% stock dividends in 2006 and 2005